                                                                EXHIBIT 99.16(d)

Merrill Lynch New Jersey Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust - Class D
            10/21/94 - 7/31/95              Since         Since
                                          Inception     Inception
                                       Average Annual    Total
                                        Total Return     Return*
                                           ----------  ----------
Initial Investment                          $1,000.00   $1,000.00

Divided by Initial Maximum Offering Price       10.77
                                           ----------
Divided by Net Asset Value                                  10.34
                                                       ----------
Equal Shares Purchased                         92.844      96.712

Plus Shares Acquired through
  Dividend Reinvestment                         3.915       4.078
                                           ----------  ----------

Equal Shares Held at 7/31/95                   96.758     100.790

Multiplied by Net Asset Value at 7/31/95        10.72       10.72
                                           ----------  ----------

Equals Ending Redeemable Value at
     $1000 Investment (ERV) at 7/31/95       1,037.25    1,080.46

Divided by $1,000 (P)                          1.0372      1.0805

Subtract 1                                     0.0372      0.0805


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)     3.72%
                                           ==========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                     8.05%
                                                       ==========
ERV divided by P                               1.0372

Raise to the power of                          1.2898

Equals                                         1.0483

Subtract 1                                     0.0483


Expressed as a percentage equals the
  Average Annualized Total Return               4.83%
                                           ==========

*  Does not include sales charge for the period.

        30 DAYS STANDARDIZED YIELD
       FOR THE PERIOD ENDING 7-31-95

MERRILL LYNCH NEW JERSEY MUNICIPAL BOND FUND OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS D


Long term income generally based on yield to
    maturity times market value of each security                $11,238

Plus short term income accrued for the past
   thirty days                                                      193
                                                        ---------------
Equals Total Income                                              11,431

Less expenses for the past thirty days                           -1,784
                                                        ---------------
Equals net monthly income for yield calculation                   9,647
                                                        ---------------
Average shares outstanding for 30 days                          223,307

Times the Maximum Offering Price                                  11.16
                                                        ---------------
Equals total dollars                                         $2,492,106
                                                        ===============

Net monthly income divided by total dollars equals          0.003871131

Add 1                                                       1.003871131

Raise to the power of 6                                     1.023452736

Subtract 1                                                  0.023452736

Times 2                                                     0.046905473

Expressed as a percentage equals the
  standardized yield for 30 day period                            4.69%
                                                               ========

Tax Rate                                                         28.00%

X = 1 minus Tax Rate                                             72.00%

Standardized Yield divided by x equals
  Tax Equivalent Yield for 30 day period                          6.51%
                                                               ========